Exhibit 10.3
Execution Version

SECURITY AGREEMENT

by and among

AQUESTIVE THERAPEUTICS, INC.,

a Delaware corporation,

Borrower’s Subsidiaries having acceded hereto pursuant to Section 24,

and

OAKTREE FUND ADMINISTRATION, LLC,

as Administrative Agent for the Lenders referred to below

Dated as of May 12, 2026

TABLE OF CONTENTS

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of May 12, 2026, is made by and among AQUESTIVE THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), the Borrower’s Subsidiaries having acceded hereto pursuant to Section 24 (each a “Guarantor” and, together with the Borrower, each a “Grantor” and, collectively, the “Grantors”), and Oaktree Fund Administration, LLC, as administrative agent for the Lenders referred to below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement and Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in order to guarantee the indebtedness and other obligations of the Borrower under the Credit Agreement, each Guarantor will execute and deliver on the date such Guarantor accedes hereto, a Guarantee Assumption Agreement (as defined in the Credit Agreement); and

WHEREAS, it is a condition precedent to the Borrowing under the Credit Agreement that the Grantors enter into this Agreement and grant to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the obligations of the Borrower and the Guarantors described below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1         Definitions; Interpretation.

(a)        Terms Defined in Credit Agreement.  All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)          Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Acceding Grantor” has the meaning set forth in Section 24.

“Accession Agreement” has the meaning set forth in Section 24.

“Applicable Date” shall mean (i) (A) with respect to any Grantor that is a party hereto on the Closing Date, the Closing Date or (B) with respect to any Grantor that is not a party hereto on the Closing Date, the date on which an Assumption Agreement is executed and delivered by such Grantor and (ii) thereafter, with respect to each Grantor a party hereto, the last day of each calendar quarter.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including:  (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any Contract or agreement between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.

“Collateral” has the meaning set forth in Section 2.

“Development and Licensing Agreements” means agreements for the development and licensing of single or multiple Products, executed by the Borrower and third parties prior to submission of an applicable Drug Application to the FDA.

“Drug Application” means a pending or approved new drug application, an abbreviated new drug application, investigational new drug exemption, or a biologic license application for any product, as appropriate, as those terms are defined in the FDCA.

“Excluded Asset” means:

(i)         any leases, licenses, permits, letters of credit, bonds, guarantees, chattel paper, contracts, rights, instruments, documents or other agreements or purchase money agreements contained within the Collateral to which any Grantor is a party or any of its rights or interests are subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent and solely to the extent that the grant of such security interest shall (1) constitute or result in the abandonment, invalidation or unenforceability of any right, title, interest or purchase money arrangement of such Grantor therein, (2) create a situation under which such Grantor or any other party to any such lease, license, contract, right, instrument, document, or other agreement that is affiliated with such Grantor (including, without limitation, any guarantor or indemnitor thereunder or with respect thereto) shall be deemed to have breached or terminated pursuant to the terms of, or defaulted under, or a termination right shall arise under any such Collateral (in each case, so long as such term was not incurred or entered into in contemplation of this Agreement or the other Loan Documents), (3) require consent of any third Person (other than a Grantor) that has not been obtained; and in each case under clauses (1), (2) and (3) above such abandonment, invalidation, unenforceability, breach, termination, default or consent requirement (x) would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC (or any successor provision or provisions) or equivalent statutes of any relevant jurisdiction or any applicable Law or principles or equity or (y) has not been waived and is not waivable by any Grantor or Subsidiary thereof or (4) violate any material provisions of Law applicable to such Grantor or such lease, license, permit, letter of credit, bonds, guarantee, chattel paper, contract, right, instrument, document or other agreement or purchase money arrangement (so long as such term was not incurred or entered into in contemplation of this Agreement); provided, however, that the Excluded Assets shall not include, and such security interest shall attach immediately without action by any Person at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination, default, termination right or violation shall be remedied and to the extent severable, shall attach immediately to, any portion of such lease, license, contract, right, agreement or purchase money arrangement that does not result in any of the consequences specified in (1), (2), (3) or (4) above;

(ii)         any property subject to a Permitted Lien pursuant to Section 9.02(c), 9.02(e), 9.02(r) or 9.02(s)(ii) of the Credit Agreement, to the extent that (and only to the extent) and only for so long as, the grant of other Liens on such asset (A) would result in a breach, violation or invalidation of, or constitute a default under, the agreement or instrument governing such arrangement or (B) would require the consent of any other party to such arrangement;

(iii)         assets to the extent (and only to the extent) and for so long as the grant of a security interest by any Grantor in such assets hereunder would violate any provision of Law applicable to such Grantor or such assets, after giving effect to any applicable anti-assignment provision of the NY UCC or other applicable Law or principles of equity and other than proceeds thereof to the extent that the assignment of the same is effective under the NY UCC or other applicable Law notwithstanding such restriction;

(iv)         any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing and acceptance by the United States Patent and Trademark Office of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Sections 1(c) or 1(d) of the Lanham Act, solely to the extent that and solely during the period in which the grant of such security interest would impair the validity or enforceability,  or result in the cancellation or voiding of such “intent-to-use” trademark or service mark application under federal law;

(v)          any particular assets if the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained by the Secured Parties under the Loan Documents as mutually agreed by the Borrower and the Administrative Agent;

(vi)         Excluded Accounts;

(vii)       motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement; and

(viii)      equity interests of joint ventures permitted by the Credit Agreement to the extent and for so long as the pledge of such equity interests is prohibited by such Person’s organizational or joint venture documents or any contractual obligation of such Person, to the extent such contractual obligation is permitted under the Loan Documents (so long as in respect of such prohibition or restriction, such prohibition or restriction is not incurred in contemplation of such equity interests);

provided that the Proceeds of any Excluded Assets shall not constitute Excluded Assets and shall be subject to the Security Interest unless such Proceeds would otherwise constitute Excluded Assets; provided further that to the extent that any Excluded Asset shall cease to constitute an Excluded Asset, such asset shall automatically and immediately be subject to the Security Interest without any further action of any Person.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Grantors” has the meaning set forth in the preamble to this Agreement.

“Intellectual Property Collateral” means the following properties and assets anywhere in the world owned by any Grantor or which any Grantor otherwise owns hereafter:

(i)          all Patents, domestic or foreign, all Licenses relating to any of the foregoing and all income, fees, royalties or other payments with respect to any Licenses (including the Patents and Patent Licenses described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii)         all Copyrights, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said Copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the Copyrights and Copyright Licenses described in Schedule 2), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any Copyrights, all Licenses relating to any of the foregoing and all income, fees, royalties or other payments with respect to any Licenses, and all other rights, Claims and demands in any way relating to any such Copyrights or works, including all income, fees, royalties or other payments and rights to sue for past, present or future infringement, and all rights of renewal and extension of such Copyrights;

(iii)         all state (including common law), federal and foreign Trademarks, internet websites, and internet domain names and associated URL addresses, all Licenses relating to any of the foregoing, and all income, fees, royalties or other payments with respect to any Licenses, (including such Trademarks and Trademark Licenses described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iv)         all Trade Secrets, software, data (including business data and technical data), databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, including all Licenses relating to any of the foregoing and all income, fees, royalties or other payments with respect to any Licenses;

(v)          the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets (including all Trademarks); and

(vi)         other proprietary rights, all other Intellectual Property or other similar property and all other intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above.

“Intellectual Property Security Agreement” means each Copyright Security Agreement in substantially the form of Exhibit C, each Trademark Security Agreement in substantially the form of Exhibit D, each Patent Security Agreement in substantially the form of Exhibit E or any amendment thereto and prepared for purposes of recordation with the United States Copyright Office or the United States Patent and Trademark Office or any equivalent thereof in any relevant jurisdiction, as applicable.

“License” means any written Contract pursuant to which any Grantor grants or receives any license, sublicense, covenant not to assert or other right or immunity with respect to any Intellectual Property owned or controlled by any Grantor, including those listed on Schedule 2.

“Material Drug Application” means any Drug Application as it relates to the Product and any other material Drug Application.

“NY UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interest in any portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction in the United States other than New York, “NY UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdictions for purposes of the provisions hereto relating to such perfection, effect of perfection or non-perfection or priority with respect to such Collateral.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor), including all economic and/or control rights with respect thereto, whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3.

“Perfection Certificate” means the Perfection Certificate dated the Closing Date delivered to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Pledge Supplement” has the meaning specified in Section 3(i).

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other Equity Interests of the direct Subsidiaries of any Grantor, whether certificated or uncertificated; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in Equity Interests or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments and Pledged Debt Securities; (vii) securities, property, interest, dividends and other payments and distributions from time to time received, receivable or otherwise distributed in respect of, or issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and Claims with respect to the foregoing, including under any and all related agreements, instruments and other documents; and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor, in each case, to the extent not constituting an Excluded Asset.

“Pledged Collateral Agreements” has the meaning specified in Section 5(p)(i).

“Pledged Debt Securities” means (i) any and all the debt securities and promissory notes and other instruments evidencing Indebtedness for borrowed money held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule 1) and not an Excluded Asset and (ii) any debt securities or promissory notes or other instruments evidencing Indebtedness for borrowed money in the future issued to such Grantor and not an Excluded Asset.

“Pledged Issuers” means any and all Persons now or hereafter existing whom the Grantor at any time or from time to time owns or acquires shares of Equity Interests in.

“Pledged Shares” means all of the issued and outstanding shares of Equity Interests, whether certificated or uncertificated, of Borrower’s direct or indirect Subsidiaries, now or hereafter owned by any Grantor, including each Subsidiary identified on Schedule 3 (as amended or supplemented from time to time) and all privileges, powers, right, title and interest of such Grantor as a stockholder or shareholder in any corporation, a limited or general partner in any partnership or a member of any limited liability company, or in, to and under any organizational document of any partnership or limited liability company to which it is a party, including all economic rights, all control rights, authority, and powers, all status rights of such Grantor as a member, shareholder, or other owner (as applicable) in such Equity Interests, and all rights and interests, if any, to participate in the management of each Pledged Issuer and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, in each case, to the extent not constituting an Excluded Asset.

“Proceeds Account” has the meaning set forth in Section 10(c).

“Quarterly Reporting Date” means the date that the Borrower is required to deliver the financial information specified in Sections 8.01(a), (b) and (d) of the Credit Agreement.

“Registered” means, with respect to Intellectual Property, registered with, issued by, renewed by or the subject of a pending application before or pending registration at the United States Patent and Trademark Office, the United States Copyright Office, as applicable, or any other Governmental Authority.

“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and Claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means all Obligations (as defined in the Credit Agreement) other than inchoate indemnification and expense reimbursement obligations for which no claim has been made.

“Transfer Letters” shall mean customary transfer forms, in form and substance reasonably satisfactory to the Administrative Agent by which any Grantor conveys to Administrative Agent, its designee, or (at the option of the Administrative Agent) in blank, its right, title and interest to any Material Drug Application or permit to be submitted to FDA as described in 21 C.F.R. §314.72.

(c)          Terms Defined in the NY UCC.  Where applicable and except as otherwise defined herein or in the Credit Agreement, terms used in this Agreement shall have the meanings assigned to them in the NY UCC; provided that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in (and ascribed thereto in) Article 9 shall govern.

(d)          Interpretation.  The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2          Security Interest.

(a)         Grant of Security Interest.  As security for the payment or performance in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest (the “Security Interest”) in and lien on all of such Grantor’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired by such Grantor, or in which such Grantor now has or at any time in the future may acquire (collectively, the “Collateral”):  (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims specified in Schedule 1 or notified to the Administrative Agent pursuant to Section 5(o); (iv) all Deposit Accounts, Securities Accounts and Commodity Accounts; (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Drug Applications, including all data and other Trade Secrets included therein; (xi) all Letter-of-Credit Rights; (xii) all other Goods; (xiii) all Intellectual Property Collateral; (xiv) all money; (xv) all Pledged Collateral; (xvi) all Books pertaining to the foregoing; (xvii) any Grantor’s rights under any agreement, including without limitation, such Grantor’s rights to claim a reversionary interest in any Intellectual Property or Drug Application pursuant to an underlying agreement, and (xviii) (A) to the extent not covered in clauses (i) through (xvii) above all other personal property of such Grantor and (B) all products, Proceeds and Supporting Obligations of any and all of the foregoing.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Collateral” (or any component defined terms comprising thereof) include or the Security Interest attach to any Excluded Asset.

Notwithstanding the foregoing or anything herein to the contrary, to the extent the transfer of the Revenue Participation Right (defined in the Permitted RTW Royalty Purchase Agreement) contemplated thereby is held not to be a sale and for so long as any obligations under the Permitted RTW Royalty Purchase Agreement remain outstanding (other than contingent indemnification obligations for which no claim has been asserted), the Secured Parties hereby agree “Collateral” shall not include, and the Security Interest shall not attach to, the Revenue Participation Right (as defined in the Permitted RTW Royalty Purchase Agreement) and the Revenue Share Payments (as defined in the Permitted RTW Royalty Purchase Agreement).

(b)         Grantors Remain Liable.  The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.  Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such Contracts included in the Collateral, and (iii) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral.

(c)          Continuing Security Interest; Ratable Benefit.  Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 25, and such security has been granted to the Administrative Agent for itself and on behalf of and for the ratable benefit of the Secured Parties.

SECTION 3         Perfection and Priority.

(a)         Financing Statements, Etc.  Each Grantor hereby irrevocably (until termination of this Agreement) authorizes the Administrative Agent to file at any time and from time to time in any relevant jurisdiction in the United States (including any jurisdiction within or of the United States), any financing statements (or similar filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to provide such information to the Administrative Agent promptly upon its reasonable request (and in any case within five (5) Business Days of such reasonable request or such longer period as the Administrative Agent may agree in its sole discretion).  The Administrative Agent is further authorized to file (x) with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party and (y) if any of the Collateral is pledged or shall be pledged under a non-U.S. law Security Document, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor in accordance with the terms and procedures contained therein or as required pursuant to applicable Law.  Each Grantor shall execute and deliver to the Administrative Agent, and each Grantor hereby authorizes the Administrative Agent to file, at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to the Administrative Agent, as the Administrative Agent or the Majority Lenders may reasonably request, to perfect and continue perfected, to maintain the priority of or provide notice of the Administrative Agent’s Security Interest in the Collateral, to confirm, continue, enforce or protect the Security Interest granted by such Grantor, and to otherwise accomplish the purposes of this Agreement, in each case, to the extent required by the terms of this Agreement.  Without limiting the generality of the foregoing, each Grantor shall from time to time take the actions specified in subsections (b) through (j) below.

(b)         Delivery of Pledged Collateral.  Each Grantor hereby agrees to deliver promptly (and in any case no later than the next Quarterly Reporting Date following the acquisition thereof (or such longer period as the Administrative Agent may agree)) to the Administrative Agent, the certificates and instruments representing any Pledged Collateral with a value in excess of $1,000,000 (other than Instruments subject to subsection (c) below), which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form reasonably satisfactory to the Administrative Agent.  If any Grantor shall become entitled to receive or shall receive any certificate or instrument representing Pledged Collateral with a value in excess of $1,000,000 (other than Instruments subject to subsection (c) below) after the date hereof, such Grantor shall accept the foregoing as the agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of such Grantor, and shall promptly (and in any case no later than the next Quarterly Reporting Date after the acquisition thereof (or such longer period as the Administrative Agent may agree)) deliver the same forthwith to or for the account of the Administrative Agent, at the address designated by the Administrative Agent and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to the Administrative Agent.

(c)          Instrument Collateral.  Anything herein to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the Ordinary Course any Instruments constituting Collateral representing amounts not exceeding $1,000,000 in the aggregate and any notes evidencing intercompany balances, in each case received by such Grantor in the Ordinary Course, and the Administrative Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments pledged by such Grantor available to the payor of any such Instrument for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent required under applicable Law to continue to have perfected the Administrative Agent’s security interest in such Instruments, against trust receipt or like document).

(d)        Transfer of Security Interest Other Than by Delivery.  If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 3(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the NY UCC.  To the extent practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 3(b).

(e)          Intellectual Property Collateral.

(i)          Each Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Administrative Agent may reasonably request, and record such Intellectual Property Security Agreements with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in the United States Intellectual Property Collateral.

(ii)          Following the creation, development or acquisition of any Intellectual Property Collateral by any Grantor after the date hereof which is Registered with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, such Grantor shall (A) include details of such newly created, developed, or acquired Intellectual Property Collateral on the next Compliance Certificate provided under Section 8.01 of the Credit Agreement, (B) modify this Agreement by attaching to such Compliance Certificate an amended Schedule 2 to include any such Registered Intellectual Property Collateral which becomes part of the Collateral and which was not already included on Schedule 2, (C) promptly following the delivery of such next Compliance Certificate, record such Intellectual Property Security Agreement(s) with respect to such Intellectual Property Collateral with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and (D) take such other action as may be necessary, or as the Administrative Agent or the Majority Lenders may reasonably request and consistent with the terms of this Agreement, to perfect the Administrative Agent’s security interest in such U.S. Intellectual Property Collateral.

(iii)          As of the most recent Applicable Date (subject to Section 8.18 of the Credit Agreement with respect to the Grantors as of the Closing Date), each applicable Grantor shall execute and deliver to the Administrative Agent a Transfer Letter signed in blank covering such pending or issued Material Drug Application.

(iv)          Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule 2 to identify specifically any Intellectual Property, License or Drug Application of a Grantor that, in the Administrative Agent’s reasonable judgment, constitutes Intellectual Property Collateral; provided that any Grantor shall have the right, exercisable within ten (10) days after it has been notified by the Administrative Agent of such Intellectual Property Collateral, to advise the Administrative Agent in writing, stating in reasonable detail, that such Intellectual Property or License does not constitute Intellectual Property Collateral.

(f)          Documents, Etc.  Each Grantor shall deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper constituting Collateral, and all other Rights to Payment constituting Collateral, in each case, representing amounts in excess of $1,000,000 in the aggregate at any time evidenced by promissory notes, trade acceptances or other Instruments, not already delivered hereunder pursuant to this Section 3 and other than instruments subject to Section 3(c).

(g)          [Reserved].

(h)         Control.  Subject to Section 8.18(a) of the Credit Agreement, each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the NY UCC) of Collateral consisting of any Deposit Accounts, Securities Accounts, Electronic Chattel Paper, Commodity Accounts, Uncertificated Securities or Letter-of-Credit Rights, including delivery of control agreements with respect to Controlled Accounts (as defined in the Credit Agreement), but excluding (x) any Excluded Accounts or (y) any Electronic Chattel Paper Commodity Accounts, Uncertificated Securities or Letter-of-Credit Rights, in each case, with a value of less than $1,000,000, as the Administrative Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.  Administrative Agent agrees that, unless an Event of Default has occurred and is continuing, Administrative Agent will not exercise any control over any such Deposit Account, Securities Account, Commodity Accounts or Uncertificated Securities or give a notice of control to applicable institution or intermediary under any control agreement.

(i)          Additional Subsidiaries.  In the event that any Grantor acquires rights in any Subsidiary after the date hereof and such Subsidiary is required to become a Subsidiary Guarantor under Section 8.11(a) of the Credit Agreement, such applicable Grantor shall deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Exhibit B (the “Pledge Supplement”), together with all schedules thereto, reflecting such new Subsidiary.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to the Pledged Collateral (other than Excluded Assets) related to such Subsidiary immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

(j)          Further Assurances.  Each Grantor agrees that, at its own expense, it will promptly execute, acknowledge, deliver and cause to be filed all further instruments and documents and take all other actions as the Administrative Agent may from time to time reasonably request in order to assure, obtain, perfect, preserve and protect any security interest granted or purported to be granted under this Agreement, in each case, to the extent required by the other provisions of this Agreement, or enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the payment of any fees required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

(k)          Taxes.  If an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have notified the Grantors of its intent to exercise such rights, at its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not expressly permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so to the extent required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4      Representations and Warranties.  Each Grantor represents and warrants to each Secured Party as of the date of this Agreement and as of each Bringdown Date that:

(a)          Location of Chief Executive Office and Collateral.  Such Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1, and all other locations (as of the date of this Agreement) where such Grantor conducts business (indicating whether such locations are leased or owned by such Grantor) or where Collateral is kept are set forth in Schedule 1 (other than (A) Equipment or Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors or other third parties, in each case in the Ordinary Course, (B) Collateral which is out for repair or processing, (C) Equipment that is mobile in nature, including vehicles and portable computing equipment and (D) locations having Collateral, in each case, with a fair market value of less than $2,000,000 per location).

(b)       Locations of Books.  All physical Books pertaining to the Rights to Payment of such Grantor are kept at such Grantor’s chief executive office, principal place of business or place where such Grantor conducts business, such other locations set forth in Schedule 1 or such other locations as such Grantor may notify the Administrative Agent pursuant to Section 5(d).

(c)          Jurisdiction of Organization and Names.  Except as permitted pursuant to Section 5(f), such Grantor’s jurisdiction of organization or incorporation is set forth in Schedule 1; and such Grantor’s exact legal name is as set forth in the signature pages of this Agreement.  Except as permitted pursuant to Section 5(f), all trade names and trade styles under which such Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, such Grantor has not, at any time in the past five (5) years:  (i) been known as or used any other corporate, trade or fictitious name or (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)          Collateral.  Such Grantor has rights in or the power to transfer the Collateral, and such Grantor has legal title to the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will have good and valid title therein), free from any Lien other than Permitted Liens.

(e)          Intellectual Property Collateral.

(i)          As of the date of this Agreement, Schedule 2 includes (i) all Copyrights Registered with the United States Copyright Office and all Copyright Licenses and (ii) all Patents and Trademarks Registered with the United States Patent and Trademark Office and all Patent Licenses, Trademark Licenses, and any other material Licenses, in each case, that are not Excluded Assets and are owned by any Grantor.  Except as otherwise indicated on Schedule 2, all filings, fees, and other payments necessary for the maintenance thereof have been, as applicable, timely filed or paid with respect to all such Registered Intellectual Property, except where the failure to pay such payments would not reasonably be expected to result in a Material Adverse Effect, and all such Registered Intellectual Property that is issued or registered and is material to the conduct of its business is subsisting and, to the knowledge of each Grantor, valid and enforceable.

(ii)          As of the Closing Date, all Material Drug Applications owned by any Grantor are identified in Schedule 2 attached hereto.  Each Grantor, to its knowledge, has taken all actions necessary under applicable Law to keep all Drug Applications material to the business of Grantors taken as a whole in full force and effect.

(iii)        A Transfer Letter signed in blank covering each pending or issued Material Drug Application has been delivered to the Administrative Agent within the time period required pursuant to Section 3(e)(iii).

(f)          Enforceability; Priority of Security Interest.  (i) Other than the portions of the Collateral that constitute leased real property (but excluding all general intangibles related thereto), this Agreement creates a valid security interest in the Collateral which is enforceable against the Collateral in which such Grantor now has rights and will create a valid security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) other than with respect to Collateral that constitute leased real property (but excluding all general intangibles related thereto), upon the completion of the filings described in Section 4(g) and delivery of certificates, instruments and other writing representing Pledged Collateral (if any) and performance of other actions described in Section 3 (collectively, the “Perfection Actions”), the Administrative Agent will have a perfected security interest in the Collateral in which such Grantor now has rights, and will have a perfected security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case, to the extent such Collateral can be perfected by the completion of such Perfection Actions, in each case, for the Administrative Agent’s own benefit and for the ratable benefit of the other Secured Parties, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.

(g)        Perfection Certificate.  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Closing Date.  The Uniform Commercial Code financing statements attached as Schedule 4 have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each United States governmental, municipal or other office specified in the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights and exclusive licenses therein) that are necessary as of the Closing Date to perfect the Security Interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing a Uniform Commercial Code Financing Statement, other than that portion of the Collateral constituting fixtures (as defined in the NY UCC).  Each Grantor represents and warrants that upon filing and recording of the Intellectual Property Security Agreements executed in favor of and delivered to the Administrative Agent pursuant to Section 3(e), together with the consummation of the other actions set forth above in this clause (g), to the extent that a security interest with respect to Patents, Trademarks and Copyrights and exclusive licenses thereto may be perfected by the filing and recording of financing statements and short-form security agreements of the type described in this Section 4(g), the Administrative Agent will have a perfected security interest in all Collateral consisting of Patents, Trademarks and Copyrights that are Registered with the United States Patent and Trademark Office or the United States Copyright Office, and exclusive Licenses in or to Copyrights registered with the United States Copyright Office.

(h)         Other Financing Statements.  Other than (i) financing statements in favor of the Administrative Agent for itself and on behalf of and for the ratable benefit of the Secured Parties or (ii) financing statements in respect of Permitted Liens, no effective financing statement naming such Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(i)          Rights to Payment.  In each case, with respect to Rights of Payment in excess of $1,000,000 constituting Collateral of each Grantor:

(i)          to the knowledge of such Grantor, the Rights to Payment constituting Collateral of such Grantor represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine and what they purport to be, in each case, in all material respects;

(ii)         such Grantor has not assigned any of its rights under any of its Rights to Payment constituting Collateral except as permitted in this Agreement or the other Loan Documents;

(iii)        all such Rights to Payment of such Grantor comply in all material respects with all applicable Law concerning form, content and manner of preparation and execution;

(iv)        to the knowledge of each Grantor, all account debtors and other obligors on such Rights to Payment of such Grantor are solvent and generally paying their debts as they come due; and

(v)          no Grantor has knowledge of any fact or circumstance which would materially impair the validity or collectability of any of such Rights to Payment of such Grantor.

(j)         Inventory.  No Inventory of such Grantor constituting Collateral is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, no such Inventory has been consigned to such Grantor or consigned by such Grantor to any Person, nor is any such Inventory held by such Grantor for any Person under any “bill and hold” or other arrangement, except, in each case, (i) as set forth in Schedule 1, subject to Section 5(m), (ii) Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors, in each case in the Ordinary Course and (iii) locations having Inventory with a fair market value of less than $2,000,000 per location.

(k)          [Reserved].

(l)          Instrument Collateral.  (i) Such Grantor has not previously assigned any interest in any Instruments constituting Collateral with a principal amount in excess of $250,000 individually held by such Grantor (other than such interests as will be released on or before the date hereof) since the Closing Date, (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise) (except as otherwise permitted under Section 5(h)), and (iii) to the knowledge of such Grantor, no material default exists under or in respect of such Instruments.

(m)        Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral.  As of the Closing Date, Schedule 3 correctly sets forth (A) with respect to the Pledged Collateral, the percentage of the issued and outstanding shares of each class of Equity Interests of the issuer thereof and (B) includes all Equity Interests required to be pledged hereunder.  (i) To the extent issued by a Subsidiary of Borrower, all of the Pledged Shares and Partnership and LLC Collateral of such Grantor have been, and upon issuance of any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of such Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable Law and any applicable partnership or operating agreement, (ii) with respect to the Pledged Collateral, such Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (iv) as of the Closing Date the Pledged Shares and Partnership and LLC Collateral of such Grantor constitute 100% of the issued and outstanding Equity Interests of directly owned Subsidiaries of such Grantor, and (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by such Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of such Grantor, have been set forth in Schedule 3 or otherwise disclosed in writing to the Administrative Agent and the Lenders and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of such Grantor, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms, (B) there exists no material violation or material default under any such agreement by such Grantor or, to the knowledge of such Grantor party thereto, the other parties thereto, and (C) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement.  No consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge of any Equity Interests (other than such as have been obtained and are in full force and effect).

(n)        Control Agreements.  No control agreements exist with respect to any Collateral held by such Grantor other than any control agreements in favor of the Administrative Agent.

(o)          Letter-of-Credit Rights.  Other than those for which notice is delivered pursuant to Section 5(o), such Grantor does not have any Letter-of-Credit Rights with an undrawn face amount in excess of $1,000,000 constituting Collateral except as set forth in Schedule 1.

(p)          Commercial Tort Claims.  Other than those for which notice is delivered pursuant to Section 5(o), such Grantor does not have any Commercial Tort Claims constituting Collateral the recovery from which would reasonably be expected to exceed $1,000,000 except as set forth in Schedule 1.

(q)         Leases.  Such Grantor is not and, except as permitted pursuant to the Credit Agreement, will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Grantor’s right to remove any Collateral from the premises at which such Collateral is situated, except for (A) the usual and customary restrictions contained in such leases of real property and (B) leases for which such Grantor has delivered a Landlord Consent (as defined in the Credit Agreement).

(r)          Pledged Debt Securities.  As of the Closing Date, Schedule 1 correctly sets forth a list of all Collateral constituting Pledged Debt Securities in excess of $500,000, the aggregate principal amount and maturity date of all Indebtedness represented by such Pledged Debt Securities and includes all debt securities, promissory notes and other Collateral constituting such Pledged Debt Securities required to be pledged hereunder.  To the knowledge of such Grantor, the Collateral constituting Pledged Debt Securities are valid and binding obligations of the issuers thereof, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s)          No Transfer Restrictions.  Except for (i) restrictions and limitations imposed by the Loan Documents or securities Laws generally or (ii) otherwise expressly permitted hereunder or any other Loan Document, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of such Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.

SECTION 5        Covenants.  Until the Secured Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made)  have been paid in full in cash and no Lender shall have any Commitment, each Grantor agrees that:

(a)          Defense of Collateral.  Such Grantor will use commercially reasonable efforts to appear in and defend any action, suit or proceeding which may materially affect its title to, or right or interest in, or the Administrative Agent’s right or interest in the Collateral, including any action, suit or proceeding with respect to any Liens on the Collateral (other than any Lien not prohibited by the Loan Documents).

(b)       Preservation of Collateral.  Such Grantor will do and perform all commercially reasonable acts necessary and appropriate to maintain, preserve and protect the Collateral, except to the extent permitted by Section 5(n).

(c)          Compliance with Laws, Etc.  Such Grantor will (x) comply, in all respects, with all applicable Laws, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect and (y) comply in all material respects with all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral, except where the failure to do so would not reasonably be expected to result in a loss of any such policy.

(d)        Location of Books and Chief Executive Office.  Such Grantor will:  (i) keep all Books pertaining to the Collateral constituting Rights to Payment of such Grantor at such Grantor’s chief executive office, principal place of business, place where such Grantor conducts business or such other location provided in Schedule 1, and (ii) promptly notify the Administrative Agent of any changes in the location of such Grantor’s chief executive office or principal place of business.

(e)         Location of Collateral.  Such Grantor will:  (i) keep the Collateral (to the extent such Collateral is tangible or a tangible embodiment of Collateral) held by such Grantor at the locations set forth in Schedule 1 or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to clause (ii) and will not remove any such Collateral from such locations (other than (A) in connection with sales of Inventory in the Ordinary Course, other dispositions permitted by Section 5 and movements of Collateral from one disclosed location to another disclosed location, (B) Equipment or Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors or other third parties, in each case in the Ordinary Course, (C) Collateral which is out for repair or processing, (D) Equipment that is mobile in nature, including vehicles and portable computing equipment and (E) locations having Collateral, in each case, with a fair market value of less than $2,000,000 per location); and (ii) give the Administrative Agent prompt notice of (but in any event, no later than after the next Quarterly Reporting Date) any change in the locations set forth in Schedule 1.

(f)        Change in Name, Identity or Structure.  Such Grantor will not effect or permit (i) any change in name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading unless within five (5) Business Days (or such longer period as the Administrative Agent may agree as determined in its sole discretion) of such change, such Grantor has notified the Administrative Agent of such change and all filings have been made under the Uniform Commercial Code or otherwise that are required hereunder in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected (subject to Liens permitted under the Loan Documents) security interest in all the Collateral (other than any Excluded Assets) that can be perfected by making such filings under the Uniform Commercial Code; provided that no Grantor shall change its jurisdiction to a jurisdiction outside of the United States without the prior written consent of the Administrative Agent.

(g)       Maintenance of Records.  Such Grantor will keep, at its own cost and expense, separate, accurate and complete Books as is consistent with its practices as of the date hereof in all material respects with respect to the Collateral held by such Grantor.

(h)          Disposition of Collateral.  Such Grantor will not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by such Grantor or any right or interest therein, except to the extent permitted by the Loan Documents.

(i)           [Reserved].

(j)           Rights to Payment.  Such Grantor will:

(i)          with such frequency as may be required under the Credit Agreement, furnish to the Administrative Agent full and complete reports, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Accounts;

(ii)          if any Accounts constituting Collateral of such Grantor in an aggregate amount in excess of $1,000,000 per fiscal year arise from Contracts with the United States or any department, agency or instrumentality thereof, promptly (but in any event, no later ten (10) Business Days thereafter) notify the Administrative Agent thereof and, to the extent permitted by applicable Law and requested by the Administrative Agent, execute any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent upon the occurrence and continuance of an Event of Default; and

(iii)         upon the occurrence and during the continuation of an Event of Default and upon the request of the Administrative Agent (A) notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of such Grantor of the security interest hereunder, and (B) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify.

(k)       Instruments, Investment Property, Etc.  On each Quarterly Reporting Date, such Grantor will (i) promptly deliver to the Administrative Agent, or an agent designated by it in New York, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, (x) all Collateral constituting Instruments, Documents, Tangible Chattel Paper, in each case, with respect to such Instruments, Documents or Tangible Chattel Paper, in an amount in excess of $1,000,000 and (y) Collateral constituting certificated securities with respect to any Investment Property held by such Grantor, and all other Collateral constituting Rights to Payment, in each case, in an amount in excess of $1,500,000, held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments, other than Instruments subject to Section 3(c), (ii) cause any securities intermediaries to show on their books that the Administrative Agent is the entitlement holder with respect to any Investment Property in excess of $1,000,000 held by such securities intermediary on behalf of such Grantor, and/or obtain Control Agreements in favor of the Administrative Agent from such securities intermediaries, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any such Investment Property, as reasonably requested by the Administrative Agent, and (iii) use commercially reasonable efforts to provide such notice, obtain such acknowledgments and take all such other action, with respect to any Letter-of-Credit Rights with a value in excess of $1,000,000 held by such Grantor, as the Administrative Agent shall reasonably specify.

(l)          Deposit Accounts and Securities Accounts.  Such Grantor will give the Administrative Agent notice of the establishment of any new Deposit Account, new Securities Account and new Commodity Account, in each case other than any Excluded Account.

(m)        Inventory.  Such Grantor will not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving the Administrative Agent written notice thereof no later than the next Quarterly Reporting Date.

(n)          Intellectual Property Collateral; Drug Applications.  Such Grantor will:

(i)          not allow or suffer any Material Intellectual Property constituting Intellectual Property Collateral owned by such Grantor that is material to the business of the Borrower and its Subsidiaries to become abandoned, nor any registration thereof to be abandoned, terminated, lapsed, forfeited, expired or dedicated to the public, except to the extent permitted by the Credit Agreement;

(ii)         notify the Administrative Agent promptly in writing if such Grantor knows or has reason to know (A) that any Material Intellectual Property owned or controlled by any Obligor constituting Intellectual Property Collateral has been, or (in its reasonable judgment) may become abandoned, terminated, lapsed, forfeited, expired or dedicated to the public, as applicable, except to the extent permitted by the Credit Agreement or (B) of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any other jurisdiction) regarding such Grantor’s ownership or control or any other right in or to, of any such Material Intellectual Property, its right to register the same, or its right to keep and maintain the same.

(iii)       diligently prosecute all applications for Patents, Copyrights and Trademarks constituting Material Intellectual Property owned or controlled by any Obligor, and file and prosecute any and all continuations, divisionals, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, application, registration and other fees, Taxes and expenses due or incurred in connection with any such Material Intellectual Property;

(iv)          in the event that any Grantor knows or has a reason to believe in its reasonable, good faith judgement, that any Intellectual Property owned by any Obligor constituting Intellectual Property Collateral has been, is currently being or will imminently be infringed, misappropriated or otherwise violated by a third person in any manner that would reasonably be expected to result in a Material Adverse Effect, such Grantor shall promptly (and in any case within ten (10) Business Days after obtaining knowledge thereof) notify the Administrative Agent in writing and shall, if consistent with prudent business judgment, promptly take such commercially reasonable measures to cause a cessation of such infringement, misappropriation or other violation and, if appropriate, to recover damages therefor;

(v)         take any and all actions necessary to keep all Drug Applications in full force and effect, including without limitation the manufacture of all Products subject to such Drug Applications consistent with applicable current good manufacturing practices as set forth in 21 C.F.R. Parts 210 and 211 and timely payment of any and all user fees necessary thereto, in each case of this clause (v), to the extent the failure to maintain any such Drug Application could reasonably be expected to result in a Material Adverse Effect.  For the avoidance of doubt, and notwithstanding the foregoing, Grantor shall not be required to maintain any such Drug Application with respect to a product it has in its good faith business judgment permanently withdrawn from the market;

(vi)          [reserved]; and

(vii)       upon the occurrence and during the continuance of an Event of Default, make available immediately upon the request of Administrative Agent a complete copy of each Drug Application, including all amendments thereto, to Administrative Agent or any purchaser identified by Administrative Agent (for the avoidance of doubt, Administrative Agent understands that the information contained in such Drug Applications and investigational new drug applications constitutes confidential information).

(o)          Notices, Reports and Information.  Such Grantor will (i) no later than the next Quarterly Reporting Date following the occurrence thereof, notify the Administrative Agent of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper, Commercial Tort Claims and Letter-of- Credit Rights) and (ii) upon the delivery of a Compliance Certificate pursuant to Section 8.01(d) of the Credit Agreement, notify the Administrative Agent of any event which would reasonably be expected to materially adversely affect the value of the Collateral (taken as a whole) or the Administrative Agent’s Lien thereon.

(p)          Shareholder Agreements; Other Agreements.

(i)          Such Grantor shall comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder.

(ii)          Such Grantor will take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral to provide specifically at all times that:  (A) no such Partnership and LLC Collateral shall be a security governed by Article 8 of the NY UCC or any other applicable state’s Uniform Commercial Code; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Administrative Agent) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable Law.  Additionally, such Grantor agrees that no such Partnership and LLC Collateral for which the issuer is a Subsidiary (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a Securities Account.

(iii)          Such Grantor shall not vote to enable or take any other action to:  amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement or Organic Document in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner materially adverse to the Administrative Agent or the other Secured Parties or that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

SECTION 6         Rights to Payment and Pledged Collateral.

(a)         Collection of Rights to Payment.  Unless and until an Event of Default has occurred and is continuing and the Administrative Agent has given prior written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights under this Section 6 to collect any Rights to Payment of any Grantor, each such Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment held by such Grantor consistent with its past business practices.  At the request of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default, all remittances received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)          Pledged Collateral.  Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have given prior written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 6, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral, to the extent not prohibited under the Credit Agreement. At the request of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the sole and exclusive right and authority to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 6(b) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment).  Following the occurrence and during the continuation of an Event of Default, any such distributions and payments with respect to any such Pledged Collateral held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral hereunder.  Additionally, the Administrative Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, following written notice to any applicable Grantor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral held by such Grantor, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Administrative Agent were the absolute owner thereof; provided that the Administrative Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.

(c)       Voting Prior to an Event of Default.  Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent has given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising such Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Administrative Agent and the other Secured Parties in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents.  If applicable, such Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder.  The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).

(d)      Certain Other Administrative Matters.  Upon the occurrence and during the continuation of an Event of Default and the Administrative Agent’s written notice to the relevant Grantor of the Administrative Agent’s exercise its rights (which notice may be substantially concurrent with such exercise), the Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6).  Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(e)          IRREVOCABLE PROXY.

(i)          EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (SUBJECT TO THE TERMS OF THIS AGREEMENT) FOR SUCH GRANTOR WITH RESPECT TO THE PLEDGED SHARES WITH THE RIGHT TO, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND AFTER THE ADMINISTRATIVE AGENT SHALL HAVE GIVEN WRITTEN NOTICE TO THE RELEVANT GRANTOR OF THE ADMINISTRATIVE AGENT’S INTENT TO EXERCISE ITS RIGHTS, TAKE ANY OF THE FOLLOWING ACTIONS: (I) TRANSFER AND REGISTER IN ITS NAME OR IN THE NAME OF ITS NOMINEE THE WHOLE OR ANY PART OF THE PLEDGED SHARES, (II) VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO, (III) RECEIVE AND COLLECT ANY DIVIDEND OR OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF OR IN EXCHANGE FOR THE PLEDGED SHARES OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO GRANTOR FOR SAME, (IV) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED SHARES, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR OTHER EQUITYHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR OTHER EQUITYHOLDERS AND VOTING AT SUCH MEETINGS), AND (V) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH ADMINISTRATIVE AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT.  THE APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE FROM THE DATE THAT SUCH GRANTOR BECOMES A PARTY HERETO UNTIL THE DATE THAT THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 25, IT BEING UNDERSTOOD THAT SUCH SECURED OBLIGATIONS AND COMMITMENTS WILL CONTINUE TO BE EFFECTIVE OR AUTOMATICALLY REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE SECURED OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER SECURED PARTY FOR ANY REASON, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE SECURED OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE AND DOCUMENTED OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING REASONABLE EXTERNAL COUNSEL ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY THE ADMINISTRATIVE AGENT IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL BE DEEMED TO BE INCLUDED AS A PART OF THE SECURED OBLIGATIONS, IN EACH CASE, TO THE EXTENT SUCH COSTS AND EXPENSES ARE REQUIRED TO BE REIMBURSED BY THE GRANTORS PURSUANT TO SECTION 14.03(a) OF THE CREDIT AGREEMENT.  SUCH APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN SUBJECT TO ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE ORGANIZATIONAL DOCUMENTS OF ANY GRANTOR OR ANY ISSUER, SO LONG AS IN EACH CASE SUCH LIMITATION HAS NOT BEEN ENTERED INTO IN CONTEMPLATION OF SUCH APPOINTMENT. TO THE EXTENT ANY APPLICABLE LAW IMPOSES A MAXIMUM TERM, THIS PROXY SHALL BE VALID FOR SUCH MAXIMUM TERM AND, WITHOUT FURTHER ACTION, SHALL AUTOMATICALLY CONTINUE AND BE DEEMED EXTENDED FOR SUCCESSIVE LIKE PERIODS UNTIL THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH (OTHER THAN INCHOATE INDEMNIFICATION AND EXPENSE REIMBURSEMENT OBLIGATIONS FOR WHICH NO CLAIM HAS BEEN MADE) AND NO LENDER HAS ANY COMMITMENT.

(ii)        Upon the exercise by the Administrative Agent of the proxy set forth in Section 6(e)(i), all prior proxies given by any Grantor with respect to any of the Pledged Shares (other than to the Administrative Agent) are hereby revoked by such Grantor, and no subsequent proxies (other than to the Administrative Agent) will be given by any Grantor with respect to any of the Pledged Shares until such Event of Default has been cured or waived or the Obligations have been indefeasibly paid in full in cash (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made), unless the Administrative Agent otherwise subsequently agrees in writing. To the fullest extent permitted by applicable law, the Administrative Agent shall have no agency, fiduciary, or other implied duties to any Grantor, any Loan Party, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Grantor hereby waives and releases any claims that it may otherwise have against the Administrative Agent with respect to any breach or alleged breach of any such agency, fiduciary, or other duty with respect to any aspect of any transaction contemplated by the Loan Documents.

SECTION 7           Authorization; Agent Appointed Attorney-in-Fact.  In addition to (and not in limitation of) any other right or remedy provided to the Administrative Agent hereunder, the Administrative Agent shall have the right to, in the name of any Grantor, or in the name of the Administrative Agent or otherwise, without notice to or assent by any such Grantor, and each Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a)         file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of, or provide notice of, the Administrative Agent’s Lien in the Collateral;

(b)         take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c)          sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(d)         notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor;

(e)          receive, open and dispose of all mail addressed to such Grantor;

(f)          send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;

(g)        contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment of such Grantor and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;

(h)          assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(i)          exercise dominion and control over, and refuse to permit further withdrawals from, any Deposit Accounts of such Grantor maintained with the Administrative Agent, any Lender or any other bank, financial institution or other Person, in each case other than any Excluded Accounts;

(j)          notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor to remit all amounts representing collections on such Rights to Payment directly to the Administrative Agent;

(k)          ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment of such Grantor, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Rights to Payment and other Collateral, and otherwise file any Claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(l)         execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use, otherwise transfer the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license, sublicense, release, covenant not to assert or other similar right or immunity with respect to any Intellectual Property Collateral;

(m)      execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(n)        execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property of such Grantor constituting Collateral and the Administrative Agent’s security interest therein;

(o)          commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(p)          settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and

(q)          use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement;

provided that, with respect to clauses (b) through (q) above, such rights shall be exercisable solely upon the occurrence and during the continuance of an Event of Default.

The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (b) through (q).  The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations have not been paid and performed in full.  Each Grantor hereby ratifies, to the extent permitted by Law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8         Agent Performance of Grantor Obligations.  Upon the occurrence and continuation of an Event of Default and the Administrative Agent’s notice to the relevant Grantor of the Administrative Agent’s exercise of its rights (which notice may be substantially concurrent with such exercise), the Administrative Agent shall have the right (but not any obligation) to perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Administrative Agent on demand for all documented out of pocket costs and expenses incurred by the Administrative Agent pursuant to this Section 8.  For the avoidance of doubt, such rights shall include (but shall not be limited to) (i) the right to enforce all of such Grantor’s rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent (for the benefit of the Secured Parties) as contemplated hereby and under the other Loan Documents and to enter into such other agreements on behalf of the Administrative Agent as may be necessary or appropriate in the reasonable judgment of the Administrative Agent to complete the production, distribution or exploitation of any Drug Application, the Product or Intellectual Property constituting Collateral of such Grantor; and (ii) the right to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Administrative Agent (for the benefit of the Secured Parties) hereunder and under the other Loan Documents, including without limitation, the execution of Transfer Letters or any other transfer forms with respect to any Drug Application or any other permit, in the name of such Grantor or in the name of Administrative Agent, solely in each case, to the extent permitted by applicable Law.

SECTION 9        Agent’s Duties.  Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so.  Without limiting the generality of the foregoing, nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature of sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  With the exception of the exercise of reasonable care to assure the safe custody of Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent and its officers, directors, employees, agents or sub-agents shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 10       Remedies.

(a)          Remedies.  Solely upon the occurrence and during the continuation of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, or any other Loan Document, all rights and remedies of a secured party under the NY UCC and other applicable Law.  Without limiting the generality of the foregoing, each Grantor agrees that:

(i)          The Administrative Agent may peaceably, with or without legal process and with or without notice, without liability for trespass enter any premises of such Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine, and, generally, exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable Law.

(ii)          The Administrative Agent may require such Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time designated by the Administrative Agent.

(iii)        The Administrative Agent may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, by entering into assignments, licenses, sublicenses (solely to the extent permitted by such applicable license) or otherwise, in each case, on behalf of the Administrative Agent and on such conditions and in such manner as the Administrative Agent may determine.

(iv)          The Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable Law).

(v)        The Administrative Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case other than Excluded Accounts.

(vi)          The Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale or at any broker’s board or any securities exchange, by one or more Contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided that such Grantor shall be credited with the net proceeds of a sale only when such proceeds are finally collected by the Administrative Agent.  The Administrative Agent and each of the other Secured Parties shall have the right upon any such public sale, and, to the extent permitted by Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by Law.  The Administrative Agent shall give such Grantor such notice of any public or private sale as may be required by the NY UCC or other applicable Law.  Such Grantor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by Law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Administrative Agent shall give each applicable Grantor not less than ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the NY UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, and by the Administrative Agent in its own right or by one or more agents or contractors, upon any premises owned, leased or occupied by any Grantor, the Administrative Agent or any such agent or contractor, and any such sale may include any other property, in each case, as the Administrative Agent may (in its sole and absolute discretion) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that, after the Administrative Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations shall have been indefeasibly paid in full in cash.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 10(a) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions.  Neither the Administrative Agent nor the Secured Parties shall be required to marshal any present or future Collateral or to resort to such Collateral in any particular order.

(vii)        Neither the Administrative Agent nor any other Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale.  The Administrative Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Administrative Agent and the other Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Administrative Agent’s or any other Secured Party’s rights against such Grantor.  Such Grantor waives any right it may have to require the Administrative Agent or any other Secured Party to pursue any third Person for any of the Secured Obligations.  The Administrative Agent and the other Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral.  The Administrative Agent may specifically disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  If the Administrative Agent sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.

(b)          License.  For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Agreement, the Credit Agreement or the other Loan Documents, and solely upon the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to the Administrative Agent an irrevocable, worldwide, non-exclusive license sublicensable (through multiple tiers), fully paid-up, royalty-free license or sublicense (exercisable without payment or royalty or other compensation to such Grantor) in the Drug Applications and Intellectual Property owned by or licensed to such Grantor, for any purpose in connection with the Administrative Agent’s exercise of such rights and remedies hereunder, including to use, license or sublicense, or grant a covenant not to assert, release or other similar right or immunity under any Drug Application and Intellectual Property Collateral and permitting the Administrative Agent to access (and for the Administrative Agent to provide access to) all media in which any of the licenses items may be recorded or stored and to all computer software, programs, hardware and other information technology assets used in connection therewith; provided, however, that nothing in this Section 10(b) shall require a Grantor to grant any license or sublicense that (i) violates the express terms of any Contract between a Grantor and a third party governing such Grantor’s use of such Intellectual Property Collateral, or gives such third party any right of acceleration, modification or cancellation therein, or (ii) is prohibited by any applicable Law; provided, further, that such licenses or sublicenses to be granted hereunder with respect to Trademarks shall be subject to maintenance of commercially reasonable quality standards with respect to the goods and services on which such Trademarks are used to the extent necessary to preserve the validity of such Trademarks.

(c)          Proceeds Account.  To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as an Event of Default has occurred and is continuing, the Administrative Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and each Grantor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated Claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Law.  Each Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Grantor shall not have any right of withdrawal with respect to such funds.  Accordingly, each Grantor irrevocably waives until the termination of this Agreement in accordance with Section 25 the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.

(d)          Application of Proceeds.  The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied as provided in Section 4.01(b) of the Credit Agreement.  Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to such Grantor or otherwise disposed of in accordance with the NY UCC or other applicable Law.  Each Grantor shall remain liable to the Administrative Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

(e)          Transfer Letters.

(i)          For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Section 10 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies (including to sell, assign, convey, transfer any Collateral), the Administrative Agent shall be entitled to complete any blank information in the Transfer Letters and remit such Transfer Letters to the FDA on behalf of the Grantors in connection with any such sale or transfer of Collateral.

(ii)          During the continuation of an Event of Default, and solely in connection with the Administrative Agent’s exercise of remedies with respect to Collateral in a bona fide sale, license or other disposition approved in writing by the Administrative Agent, upon the request of the Administrative Agent, the Grantors shall use commercially reasonable efforts to (a) interface with any appropriate Governmental Authority, landlord, warehouse or bailee in connection with the Administrative Agent’s efforts to transition the Collateral to new ownership and (b) provide such other assistance as the Administrative Agent shall reasonably request in connection with the Administrative Agent’s efforts to transition the Collateral to new ownership, including without limitation, using commercially reasonable efforts to make available to Administrative Agent or actual purchasers (or potential purchasers who have executed a confidentiality agreement in form and substance reasonably acceptable to the Grantors) of Collateral the books and records, drug master files and other applicable computer files relating to the Collateral as well as key employees of Grantors with material knowledge of manufacturing the Collateral, in each case, to the extent permitted by applicable Law, regulatory requirements and contractual confidentiality obligations.

SECTION 11      Certain Waivers.  Each Grantor waives, to the fullest extent permitted by Law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent or the other Secured Parties (w) to proceed against any Person, (x) to exhaust any other collateral or security for any of the Secured Obligations, (y) to pursue any remedy in the Administrative Agent’s or any of the other Secured Parties’ power, or (z) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all Claims, damages, and demands against the Administrative Agent or the other Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12    Notices.  All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or email) delivered, if to any of the parties hereto, as specified in the Credit Agreement.  Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.  All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

SECTION 13     No Waiver; Cumulative Remedies.  No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Any waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.  No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.  The remedies provided herein are cumulative and not exclusive of any remedies provided by Law.

SECTION 14       Costs and Expenses; Indemnification.

(a)          Costs and Expenses.  Each Grantor agrees to reimburse the Administrative Agent for its costs and expenses to the extent required pursuant to Section 14.03(a) of the Credit Agreement.

(b)          Indemnification.  Each Grantor, jointly and severally, agrees to indemnify the Indemnified Party to the extent required pursuant to Section 14.03(b) of the Credit Agreement.

(c)          [Reserved].

(d)          [Reserved].

(e)          Survival.  The agreements in this Section 14 shall survive the termination of the Commitments and the repayment of all Secured Obligations.

SECTION 15     Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Administrative Agent, each Secured Party, each Indemnified Party referred to in Section 14, and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or release with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereto.  No Grantor shall assign or delegate this Agreement, any of its rights or obligations hereunder or any interest herein or in the Collateral (in each case, except as expressly contemplated by this Agreement or the Credit Agreement) without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.

SECTION 16    Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 17       Submission to Jurisdiction.

(a)        Submission to Jurisdiction.  Each party hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against such other party in any way relating to this Agreement or any Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding the foregoing, nothing in this Agreement or in any other Loan Document shall limit the right of the Administrative Agent or any Secured Party (a) to bring any action or proceeding in any jurisdiction to realize upon, enforce or foreclose any Lien in the Collateral, to repossess Collateral, or to obtain provisional or injunctive relief with respect to the Collateral, or (b) to enforce any judgment in any jurisdiction. All other actions, litigations or proceedings relating to this Agreement or any Loan Document shall be brought exclusively in the courts specified above.

(b)         Waiver of Venue.  Each party hereto irrevocably waives to the fullest extent permitted by Law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by Law any Claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.

(c)          Process.  Each party hereby consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement shall in any way be deemed to limit the ability of the parties hereto to serve any process or summons in any manner permitted by any Law.

SECTION 18    Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 19     Entire Agreement; Amendment.  This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements.  EACH GRANTOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  This Agreement shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 20      Severability.  If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

SECTION 21     Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.  The words “execution,” execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 22      Incorporation of Provisions of the Credit Agreement.  To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Section 14 thereof, such provisions are incorporated herein by this reference.

SECTION 23     No Inconsistent Requirements.  Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 24     Accession.  At such time following the date hereof as any Person (an “Acceding Grantor”) is required to accede hereto pursuant to the terms of Section 8.11 of the Credit Agreement, such Acceding Grantor shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Exhibit A (an “Accession Agreement”), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Acceding Grantor had originally executed this Agreement as of the date hereof.

SECTION 25     Termination.  Upon the termination of the Commitments of the Lenders and payment in full of all Secured Obligations (other than any inchoate indemnification and expense reimbursement obligations for which no claim has been made), the security interests created by this Agreement shall automatically terminate and the Administrative Agent shall promptly execute and deliver to and authorize the filing by each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination or release of all security interests given by such Grantor or the release of security interest in such Collateral, as the case may be, to the Administrative Agent hereunder and deliver to such Grantor, at the expense of the Borrower, any portion of the released Collateral that is in the possession of the Administrative Agent.  Any execution and delivery of such documents pursuant to this Section 25 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party.  The Borrower shall reimburse the Administrative Agent upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 25.

Upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Grantor ceases to be a Guarantor, such Grantor shall be automatically released from its obligations hereunder arising after the date on which such Grantor ceases to be a Guarantor and the security interests created hereunder in the Collateral of such Grantor shall be automatically released.

Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not another Grantor, the security interest in such Collateral shall be automatically released.

Notwithstanding the foregoing, the Administrative Agent shall not be required to take any action under this Section 25 unless the applicable Grantor shall have delivered to the Administrative Agent together with such request, which may be incorporated into such request, a certificate of an authorized officer of the Borrower or such Grantor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was, or will concurrently with the release be, consummated in compliance with the Loan Documents.

SECTION 26    Right of Set-Off.  Section 4.03 of the Credit Agreement is incorporated herein by reference and shall apply, mutatis mutandis, to this Agreement as if fully set forth herein.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTOR:

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ Daniel Barber
Name: Daniel Barber
Title: President and Chief Executive Officer

[Signature Page to Security Agreement (Credit Agreement and Guaranty)]

ADMINISTRATIVE AGENT:

OAKTREE FUND ADMINISTRATION, LLC

By:	Oaktree Capital Management, L.P.
Its:	Managing Member

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

By:	/s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Senior Vice President

[Signature Page to Security Agreement (Credit Agreement and Guaranty)]

SCHEDULE 1
TO THE SECURITY AGREEMENT

[Intentionally Omitted]

SCHEDULE 2
TO THE SECURITY AGREEMENT

PATENTS

[Intentionally Omitted]

TRADEMARKS

[Intentionally Omitted]

COPYRIGHTS

[Intentionally Omitted]

DRUG APPLICATIONS

[Intentionally Omitted]

SCHEDULE 3
TO THE SECURITY AGREEMENT

PLEDGED SHARES

[Intentionally Omitted]

PARTNERSHIP AND LLC COLLATERAL

[Intentionally Omitted]

SCHEDULE 4
FINANCING STATEMENTS

[Intentionally Omitted]

EXHIBIT A

TO THE SECURITY AGREEMENT

FORM OF ACCESSION AGREEMENT

To:	OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent

Re:	AQUESTIVE THERAPEUTICS, INC., as the Borrower

Ladies and Gentlemen:

This Accession Agreement is made and delivered as of ___________, 20[●] pursuant to Section 24 of that certain Security Agreement, dated as of May 12, 2026 (as amended, modified, renewed or extended from time to time, the “Security Agreement”), between each Grantor party thereto (each a “Grantor” and collectively, the “Grantors”), and Oaktree Fund Administration, LLC (in such capacity, together with its successors and assigns, the “Administrative Agent”).  All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Security Agreement or the Credit Agreement (as defined in the Security Agreement), as the context may require.

The undersigned, ____________________ [insert name of Acceding Grantor], a __________ [corporation, partnership, limited liability company, etc.], hereby acknowledges for the benefit of the Secured Parties that it shall be a “Grantor” for all purposes of the Security Agreement effective from the date hereof.  The undersigned confirms that the representations and warranties set forth in Section 4 of the Security Agreement are true and correct as to the undersigned as of the date hereof after giving effect to the supplements set forth in the schedules attached hereto.  The undersigned further represents and warrants to the Administrative Agent and the other Secured Parties that this Accession Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Grantor under, and to be bound in all respects by the terms of, the Security Agreement, including Section 5 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto.  The undersigned hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the undersigned’s right, title and interest in, to and under all of the Collateral other than Excluded Assets, wherever located and whether now existing or owned or hereafter acquired as security for the payment and performance of the Secured Obligations.

The undersigned agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Accession Agreement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent, in each case, to the extent required pursuant to Section 14.03 of the Credit Agreement.

Schedules 1 through 3 to the Security Agreement are hereby amended by adding Schedules 1 through 3 attached hereto to the Security Agreement.  [Attach hereto completed Schedules 1 through 3 in the form of Schedules 1 through 3 attached to the Security Agreement.]

This Accession Agreement shall constitute a Loan Document under the Credit Agreement.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement as of the date first above written.

[ACCEDING GRANTOR]

By:
Name: Title:

Address for Notices:
[____________________]
Attn:	[____________________]
Tel.:	[____________________]
Fax:	[____________________]
Email:	[____________________]

EXHIBIT B

TO THE SECURITY AGREEMENT

FORM OF PLEDGE SUPPLEMENT

To:	OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent

Re:	AQUESTIVE THERAPEUTICS, INC., as the Borrower

Ladies and Gentlemen:

This Pledge Supplement (this “Pledge Supplement”) is made and delivered as of __________, 20[●] pursuant to Section 3(i) of that certain Security Agreement, dated as of May 12, 2026 (as amended, modified, renewed or extended from time to time, the “Security Agreement”), among each Grantor party thereto (each a “Grantor” and collectively, the “Grantors”), and Oaktree Fund Administration, LLC, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).  All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Security Agreement or the Credit Agreement (as defined in the Security Agreement), as the context may require.

The _________ undersigned, ____________________ [insert _________ name of _________ Grantor], a _________           [corporation, partnership, limited liability company, etc.], confirms and agrees that all Pledged Collateral of the undersigned other than Excluded Assets, including the property described on the supplemental schedule attached hereto (such property, the “New Collateral”), shall be and become part of the Pledged Collateral and shall secure all Secured Obligations.  The undersigned confirms that the representations and warranties set forth in Section 4(m) of the Security Agreement are true and correct as to the New Collateral as of the date hereof.  The undersigned further represents and warrants to the Administrative Agent and the other Secured Parties that this Pledge Supplement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

The undersigned agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Pledge Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent, in each case, to the extent required pursuant to Section 14.03 of the Credit Agreement.

Schedule 3 to the Security Agreement is hereby amended by adding to such Schedule 3 the information set forth in the supplement attached hereto.

This Pledge Supplement shall constitute a Loan Document under the Credit Agreement.  THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.

[	]

By:
Name:
Title:

SUPPLEMENT TO SCHEDULE
3 TO THE SECURITY AGREEMENT

PARTNERSHIP AND LLC COLLATERAL

Limited Liability Company Interests Constituting Collateral

Grantor	Name of Issuer of Interests	Number of Units Held by Grantor	Date Units Issued to Grantor	Percentage Ownership Interest

Partnership Interests Constituting Collateral

Grantor	Name of Issuer of Interests	Type of Partnership Interest	Number of Units Held by Grantor	Date Units Issued to Grantor	Percentage Ownership Interest

PLEDGED SHARES

Pledged Shares Held by each Grantor

Grantor	Name of Issuer of Pledged Shares	Number and Class of Pledged Shares	Certificate Numbers	Certificate Dates	Percentage Ownership Interest

EXHIBIT C

TO THE SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [________], 20[●] (“Copyright Security Agreement”), made by each of the signatories hereto (the “Copyright Grantors”), is in favor of Oaktree Fund Administration, LLC, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Copyright Grantors are party to a Security Agreement dated as of May 12, 2026 (the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Copyright Grantors are required to execute and deliver this Copyright Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, each Copyright Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Copyright Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Copyright Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the following intellectual property now owned or at any time hereafter acquired by such Copyright Grantor or in which such Copyright Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)          all Copyrights owned by such Copyright Grantor, including, without limitation, the registered and applied-for Copyrights owned by such Copyright Grantor listed on Schedule 1 attached hereto;

(b)          to the extent not covered by clause (a), all income, fees, royalties and other payments now or hereafter due and payable with respect to any of the foregoing;

(c)          to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement, misappropriation or other violation of any of the Copyrights, together with the right to seek and retain any past or future damages in connection therewith; and

(d)          all exclusive Licenses pursuant to which such Copyright Grantor receives exclusive rights in, to or under any Copyrights material to such Copyright Grantor, including, without limitation, the Licenses listed on Schedule 1 attached hereto

Notwithstanding the foregoing, the Copyright Collateral shall not include any Excluded Assets.

The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Copyright Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Each Copyright Grantor hereby authorizes and requests that the Register of Copyrights record this Copyright Security Agreement.

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Copyright Grantor has caused this COPYRIGHT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[COPYRIGHT GRANTOR(S)]

By:
Name:
Title:

Address:

Accepted and Agreed:
OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent

By
Name:
Title:

By
Name:
Title:

Address:

Schedule 1

COPYRIGHTS

Copyright Registrations

Title of Work	Reg. No.	Reg. Date	Owner

Exclusive Copyright Licenses

EXHIBIT D

TO THE SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [________], 20[●] (“Trademark Security Agreement”), made by each of the signatories hereto (the “Trademark Grantors”), is in favor of Oaktree Fund Administration, LLC, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Trademark Grantors are party to a Security Agreement, dated as of May 12, 2026 (the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Trademark Grantors are required to execute and deliver this Trademark Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, each Trademark Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Trademark Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Trademark Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the following intellectual property now owned or at any time hereafter acquired by such Trademark Grantor or in which such Trademark Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)          all Trademarks owned by such Trademark Grantor, including, without limitation, the registered and applied-for Trademarks owned by such Trademark Grantor listed on Schedule 1 attached hereto; provided, that no Lien or security interest is granted hereunder with respect to any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing and acceptance by the US Patent and Trademark Office of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Sections 1(c) or 1(d) of the Lanham Act;

(b)          to the extent not covered by clause (a), all income, fees, royalties and other payments now or hereafter due and payable with respect to any of the foregoing;

(c)          to the extent not covered by clause (a), the goodwill of the businesses which the Trademarks are associated with and symbolize; and

(d)          to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for actual or alleged infringement, dilution or other violation of any of the Trademarks or unfair competition regarding the same, together with the right to seek and retain any past or future damages in connection therewith.

Notwithstanding the foregoing, the Trademark Collateral shall not include any Excluded Assets.

The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Trademark Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Each Trademark Grantor hereby authorizes and requests that the Commissioner of Trademarks record this Trademark Security Agreement.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Trademark Security Agreement may be executed by one or more of the parties to this Trademark Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Trademark Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Trademark Grantor has caused this TRADEMARK SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[TRADEMARK GRANTOR(S)]

By:
Name:
Title:

Address:

Accepted and Agreed:
OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent

By
Name:
Title:

By
Name:
Title:

Address:

Schedule 1

TRADEMARKS

Trademark Registrations and Applications

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner

EXHIBIT E

TO THE SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [____________], 20[●]  (“Patent Security Agreement”), made by each of the signatories hereto (the “Patent Grantors”), is in favor of Oaktree Fund Administration, LLC, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Patent Grantors are party to a Security Agreement dated as of May 12, 2026 (the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Patent Grantors are required to execute and deliver this Patent Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, each Patent Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Patent Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Patent Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Patent Grantor or in which such Patent Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)          all Patents owned by such Patent Grantor, including, without limitation, the registered and applied-for Patents owned by such Patent Grantor listed on Schedule 1 attached hereto;

(b)          to the extent not covered by clause (a), all income, fees, royalties and other payments now or hereafter due and payable with respect to any of the foregoing; and

(c)          to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for actual or alleged infringement or other violation of any of the Patents, together with the right to seek and retain any past or future damages in connection therewith.

Notwithstanding the foregoing, the Patent Collateral shall not include any Excluded Assets.

The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Patent Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Each Patent Grantor hereby authorizes and requests that the Commissioner of Patents record this Patent Security Agreement.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Patent Security Agreement may be executed by one or more of the parties to this Patent Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Patent Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, each Patent Grantor has caused this PATENT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[PATENT GRANTOR(S)]

By:
Name:
Title:

Address:

Accepted and Agreed:
OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent

By
Name:
Title:

By
Name:
Title:

Address:

Schedule 1

PATENTS

Patents and Patent Applications

Patent	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner